Exhibit 25.3

       __________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------
                                    FORM T-1
                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------
                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)
      New York                                                   13-4994650
(State of incorporation                                       (I.R.S. employer
if not a U.S. national bank)                                 identification No.)

270 Park Avenue
New York, New York                                                 10017
(Address of principal executive offices)                        (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
     Koninklijke Ahold N.V.                      Ahold Finance U.S.A., Inc.
(Incorporated in The Netherlands as a     (Exact name of Registrant as specified
public company with limited liability)               in its charter)
(Exact name of Registrant as specified in its charter)
        Royal Ahold
(Translation of Registrant's Name into English)
      The Netherlands                                     Delaware
(State or other jurisdiction of                  (State or other jurisdiction of
  incorporation or organization)                  incorporation or organization)

         Not Applicable                                   58-2434256
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

         Albert Heijnweg 1                            14101 New Brook Drive
          1507 EH Zaandam                           Chantilly, Virginia 20151
          The Netherlands                                 (703) 961-6000
         011-31-75-6599111                 (Address and Telephone # of principal
(Address and Telephone # of principal        executive offices)
          executive offices)
                  --------------------------------------------
                          Guaranteed Senior Debt Securities
                         (Title of the indenture securities)
       __________________________________________________________________

                                     GENERAL

Item 1. General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System, Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C., 20429.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the  Certificate  of  Authority  of the  Trustee  to  Commence
Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

     5. Not applicable.

     6. The  consent of the Trustee  required by Section  321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 19th day of December, 2000.

                                       THE CHASE MANHATTAN BANK

                                       By /s/ Glenn W. Andersen
                                         ---------------------------
                                         /s/  Glenn W. Andersen

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                     at the close of business June 30, 2000,
                  in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                     Dollar Amounts
                     ASSETS                            in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ........................................$  15,412
     Interest-bearing balances ................................    4,593
Securities:  ..................................................
Held to maturity securities....................................      613
Available for sale securities..................................   57,372
Federal funds sold and securities purchased under
     agreements to resell .....................................   29,490
Loans and lease financing receivables:
     Loans and leases, net of unearned income    $142,368
     Less: Allowance for loan and lease losses      2,227
     Less: Allocated transfer risk reserve .........    0
                                                  -------
     Loans and leases, net of unearned income,
     allowance, and reserve ..................................   140,141
Trading Assets ...............................................    48,079
Premises and fixed assets (including capitalized
     leases)..................................................     3,447
Other real estate owned ......................................        27
Investments in unconsolidated subsidiaries and
     associated companies.....................................       259
Customers' liability to this bank on acceptances
     outstanding .............................................       676
Intangible assets ............................................     3,994
Other assets .................................................    16,373
                                                                  ------
TOTAL ASSETS .................................................  $320,476
                                                                ========

                                   LIABILITIES
Deposits
     In domestic offices .....................................  $103,433
     Noninterest-bearing .....................................   $42,054
     Interest-bearing ........................................    61,379
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ..................................    92,486
Noninterest-bearing .............................$  5,683
     Interest-bearing ...........................  86,803

Federal funds purchased and securities sold under
 agreements to repurchase ....................................    49,016
Demand notes issued to the U.S. Treasury .....................       750
Trading liabilities ..........................................    32,878
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less ...........     4,298
       With a remaining maturity of more than one year
            through three years...............................         0
       With a remaining maturity of more than three years.....        97
Bank's liability on acceptances executed and outstanding             676
Subordinated notes and debentures ............................     5,430
Other liabilities ............................................    12,129

TOTAL LIABILITIES ............................................   301,193

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                          0
Common stock .................................................     1,211
Surplus  (exclude all surplus related to preferred stock).....    11,066
Undivided profits and capital reserves .......................     8,165
Net unrealized holding gains (losses)
on available-for-sale securities .............................    (1,175)
Accumulated net gains (losses) on cash flow hedges............         0
Cumulative foreign currency translation adjustments ..........        16
TOTAL EQUITY CAPITAL .........................................    19,283
                                                                  ------
TOTAL LIABILITIES AND EQUITY CAPITAL .........................  $320,476
                                                                ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                    JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                    WILLIAM B. HARRISON, JR.    )
                                    JOHN R. STAFFORD            )  DIRECTORS
                                    M. ANTHONY BURNS            )